3Q16 Financial and operating results for the period ended September 30, 2016 November 2, 2016 Unless otherwise specified, comparisons in this presentation are between 3Q16 and 3Q15. Exhibit 99.1

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 2 Forward-Looking Statements Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward- looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press release issued on November 1, 2016, our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date.

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 3 Non-GAAP Measures This presentation contains the following financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP): operating earnings measures; book value, excluding accumulated other comprehensive income (loss) per share; operating return measures; earnings before the loss on reinsurance transaction, net realized investment gains (losses), fair value changes in embedded derivative liabilities, fair value changes and amendment related to the agent deferred compensation plan, loss on extinguishment of debt, other non-operating items, corporate interest expense and taxes; and debt to capital ratios, excluding accumulated other comprehensive income (loss). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com.

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 4

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 5 Operating Earnings Per Share Excluding Significant Items** Operating Earnings Excl. Significant Items** $64.3 $60.9 Weighted Average Shares Outstanding 192.4 175.7 3Q16 Summary * New Annualized Premium (“NAP”) includes 6% of annuity, 10% of single premium whole life deposits and 100% of all other new premiums on an annualized basis. ** A non-GAAP measure. Refer to the Appendix for a reconciliation to the corresponding GAAP measure. (amounts in millions, except per share data) Notable Items  Continued franchise growth ‒ First year collected premiums up 7% ‒ Total collected premiums up 2% ‒ NAP* down 4% ‒ Policies in-force grew 1% ‒ Annuity account values up 2%  Operating EPS (excluding significant items) up 6%  Returned $66 million to shareholders  Recaptured closed block long-term care business 3Q15 $0.33 3Q16 $0.35

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 6 Closed Block LTC Recapture Update  Assets and liabilities have been recaptured  Administrative functions transitioned to CNO; policyholder administration has continued without disruption  Expanded asset audit progressing; intend to conclude in 4Q16  Ongoing communication and alignment with regulators  CNO’s financial position remains strong

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 7 3Q15 4Q15 1Q16 2Q16 3Q16 $282.1 $290.6 $294.5 $270.4 $304.8 $366.6 $363.9 $366.2 $357.8 $361.1 3Q15 $648.7 4Q15 $654.5 1Q16 $660.7 2Q16 $628.2 3Q16 $665.9 First Year Premium Renewal Premium 3Q15 $59.9 4Q15 $69.1 1Q16 $60.3 2Q16 $58.5 3Q16 $57.2 3Q16 Sales and Distribution Results Bankers Life * Third party sales are excluded from NAP in all periods. ** Includes Medicare Advantage, Medicare supplement, PDP, Dental/Vision and ACA products (prior periods have been restated to include ACA product sales). ($ millions) Collected Premiums Third party policies sold** 2,980 20,711 3,703 3,148 3,404 Trailing 4-quarters third party fee income, net $16.6 $17.6 $17.9 $18.2 $18.4  First year collected premiums up 8% ‒ Driven by annuities growth of 13%  Total collected premiums up 3%  NAP down 5% ‒ Driven by lower life and Medicare supplement; partially offset by annuities  Agent metrics ‒ New agent recruiting up 15% ‒ Average producing agents down 5%  Third party fee income up 11% New Annualized Premium *

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 8 $20.2 $20.0 $20.1 $19.8 $19.0 $125.9 $125.7 $129.1 $130.3 $129.8 $19.4 $17.9 $16.3 $15.1 $14.6 3Q15 $165.5 4Q15 $163.6 1Q16 $165.5 2Q16 $165.2 3Q16 $163.4 First Year Premium Renewal Premium Medicare Supplement Run-off Premium 3Q15 $25.8 4Q15 $26.3 1Q16 $23.4 2Q16 $24.2 3Q16 $24.6 Washington National 3Q16 Sales and Distribution Results ($ millions)  First year collected premiums down 6%  Total collected premiums down 1% ‒ Supplemental health total collected premiums up 2%  NAP down 5% ‒ Worksite sales up 12% ‒ Individual sales down 13%  Growth in PMA agent force ‒ New agent recruiting up 4% ‒ Average producing agents up 7% Collected Premiums New Annualized Premium

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 9 $13.2 $12.9 $14.0 $13.8 $13.8 $53.5 $53.1 $56.1 $55.8 $56.9 3Q15 $66.7 4Q15 $66.0 1Q16 $70.1 2Q16 $69.6 3Q16 $70.7 First Year Premium Renewal Premium 3Q16 Sales and Distribution Results Colonial Penn ($ millions) Collected Premiums 3Q15 $18.9 4Q15 $15.6 1Q16 $24.1 2Q16 $19.2 3Q16 $18.4 New Annualized Premium  First year collected premiums up 5% ‒ Reflects higher level of sales over past several quarters  Total collected premiums up 6% ‒ Reflects continued growth in in-force  NAP down 3% ‒ Results impacted by election season

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 10 Department of Labor Fiduciary Standards Rule  CNO will meet April 2017 and January 2018 compliance deadlines  Colonial Penn will not be impacted  Washington National will be impacted, but immaterial due to low volume of subject products  For Bankers Life (and recently launched broker dealer) ‒ Utilizing best interest contract exemption ‒ Transaction based compensation will continue to be paid for covered products; additional compensation impacts are currently under review ‒ Implementation expenses in the range of $8-$10 million in 2017  Diversity of our distribution channels and products, and our robust compliance culture have lessened any meaningful disruption to CNO

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 11 3Q16 Consolidated Financial Highlights  Earnings Remain Strong ‒ Bankers Life, Colonial Penn and Corporate segment results in-line with expectations; Washington National results reflect lower supplemental health margins ‒ Operating earnings per diluted share* of $0.37; $0.35 excluding significant items ‒ Operating ROE* of 9.2% ‒ Net income per share of $0.11, reflecting loss of $0.28 from recapture of LTC block  Cash Flow and Key Capital Measures ‒ Estimated consolidated risk-based capital of 458%, an increase of 10 points from June 30, 2016 ‒ Holding company cash and investments of $189 million, in excess of corporate minimum target of $150 million (represents two years of interest on debt and HoldCo expenses) ‒ Leverage* of 20.1% ‒ Book value per diluted share** increased to $20.80 from $20.67 at June 30, 2016 ‒ Repurchased $52 million of common stock at an average cost of $16.80 per share; repurchased $203 million YTD at an average cost of $17.37 ‒ Reached settlement with IRS on certain tax matters from 2008; expect to record a gain of ~$120 million in 4Q16 *A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. **Excluding accumulated other comprehensive income. A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 12 Closed Block LTC Recapture Key In-Force Statistics as of 9/30/16 Impact to Earnings & Investment Update  Recorded $53 million after-tax charge, consistent with previous estimate  Contributed $200 million to insurance subsidiaries to offset capital impact of recapture and related loss  Will report as a fifth segment starting in 4Q16; expect quarterly pretax earnings of approximately breakeven to a slight loss  Expanded asset audit in progress; intend to conclude in 4Q16  Portfolio rebalancing in process; expect to release capital as the portfolio is repositioned  GAAP reserves of $552 million; represents ~2% of overall CNO reserves ‒ $145 million of claim reserves ‒ $407 million of active life reserves  Average attained age of ~83  10,480 policies in-force (13,905 as of 12/31/13)  ~10% annualized termination rate (largely mortality related)  No actuarial testing margin  All valuation assumptions to be reviewed during 4Q16 ‒ 50bps reduction in ultimate new money rate results in a pretax charge of ~$15 million

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 13 $(4.4) $(4.9) $(5.1) $(7.0) $(4.4) $0.6 $6.7 $(6.8) $3.0 $0.9 $79.8 $89.1 $69.9 $88.8 $82.9 $30.6 $31.3 $26.3 $21.5 $25.2 3Q15 4Q15 1Q16 2Q16 3Q16 Corporate CP BL WN ($ millions) * A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. Segment Earnings 3Q16 Earnings Segment Adjusted EBIT Excluding Significant Items* $104.6 $106.6 $122.2 $84.3 $106.3  Bankers Life reflects favorable long- term care results partially offset by lower Medicare supplement margins  Washington National results impacted by lower supplemental health margins  Colonial Penn results in-line with seasonal expectations; full year 2016 total Adjusted EBIT expected to be breakeven  Corporate results reflect favorable investment income offset by higher expenses

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 14 $137 $138 $139 $141 $141 57.4% 57.5% 57.7% 61.6% 59.8% 3Q15 4Q15 1Q16 2Q16 3Q16 Earned Premium Reported Benefit Ratio Adjusted Benefit Ratio** ($ millions) * Interest-adjusted benefit ratio (IABR); a non-GAAP measure. Refer to the Appendix for the corresponding GAAP measure. ** Adjusted benefit ratio; long-term care IABR* excluding impact of policyholder actions following rate increases Health Margins 3Q16 Highlights & Outlook Washington National Supplemental Health IABR* Bankers Life Long-term Care IABR* Bankers Life Medicare Supplement $193 $192 $193 $194 $194 71.5% 70.8% 71.1% 73.0% 72.5% 3Q15 4Q15 1Q16 2Q16 3Q16 $119 $119 $118 $118 $117 83.8% 79.6% 75.3% 77.9% 77.7% 85.5% 82.4% 82.1% 82.6% 3Q15 4Q15 1Q16 2Q16 3Q16  Medicare supplement benefit ratio of 72.5% is higher relative to prior year, but in-line with expectations  4Q16 Outlook: Benefit ratio of 70-73%  Adjusted IABR* of 82.6%, excluding shock lapse impacts, in-line with expectations  4Q16 Outlook: IABR* of 81-86%, excluding rate increase impacts  Supplemental health IABR* of 59.8% moderated relative to prior quarter  4Q16 Outlook: IABR* of ~59%

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 15 $30.3 $48.5 $93.1 $8.7 $13.2 $12.4 $18.3 $10.0 $13.6 $1.2 Investment Results ($ millions) Earned Yield*: 5.68% 5.72% 5.47% 5.52% 5.59% New Money Rate: 5.21% 5.17% 4.90% 5.50% 5.29% Average Invested Assets and Cash Realized Gains, Losses and Impairments Pre-Pay / Call / Make- whole Income: $5.6 $10.3 $6.3 $1.8 $5.4 Gross Realized Gains Gross Realized Losses Impairments 3Q16 3Q15 4Q15 $66.8 1Q16 $23.1 $42.7 $51.0 $22,042 $22,219 $22,323 $22,640 $22,875 $298.2 $303.2 $291.0 $295.8 $301.7 3Q15 4Q15 1Q16 2Q16 3Q16 Net Investment Income 2Q16 $102.2 $103.1 Alternative Investment Income: ($0.3) ($0.5) ($3.7) $4.6 $4.7 $22.3 $34.9 $26.0 $14.4 * Earned Yield excludes FHLB.  Portfolio turnover remains low in light of market reinvestment yields  Continued favorable credit performance (low impairments)  Strong new money rate results  Alternatives rebalancing showing favorable results (reduced hedge funds, increased credit and real asset allocation)

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 16 Wrap-up  CNO remains a compelling investment  Continued focus on profitably reaching the underserved middle-income market  Strong free cash flow generation provides ability to withstand periods of stress and to rebuild excess capital quickly  Recapture of closed block LTC does not materially impact ongoing operations of our business  Remain committed to goal of reducing relative long-term care exposure by 50% over the next 3-6 years

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 17 Questions and Answers

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 18 Appendix

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 19 Bankers Life LTC – Key Points of Differentiation  Sold primarily to middle-income individuals at/near retirement ‒ Results in higher average issue age (~67) and higher average attained age (~77) ‒ Assets and liabilities matched ‒ Lower average benefit periods; 87% of policies with benefit period of four years or less and only 4% of policies with lifetime benefits ‒ Continue to offer solutions to address critical need ‒ Over 90% of current sales have benefit periods of two years or less ‒ Coinsurance on new business since 2008; independent review of underwriting and claim practices ‒ Products periodically re-priced to reflect current key assumptions (interest rates, claim trends, etc) ‒ New sales are ~1% of CNO first year collected premiums  Proactive in-force management − Five rounds of actuarially justified rate increases since 2006 − Piloting and implementing initiatives to bend the claim cost curve − Comprehensive claim and persistency studies conducted (and reviewed by third party) in 2014 and 2015 − Solid track record; claim reserves have been net redundant over the past several years  Testing margins are thin but positive − Recent experience in-line with recent studies/current assumptions − No future rounds of rate increases included in assumptions − Interest rates remain a risk

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 20 Producing Agent Counts 1st Yr 2nd Yr 3rd Yr + Total Qtr Avg (3) 1st Yr 2nd Yr 3rd Yr + Total Qtr Avg (3) 9/30/2016 1,953 521 1,863 4,337 4,436 458 144 372 974 953 6/30/2016 2,196 588 1,854 4,638 4,608 425 130 377 932 928 3/31/2016 2,182 626 1,895 4,703 4,548 418 117 372 907 904 12/31/2015 2,051 584 1,927 4,562 4,565 410 127 367 904 899 9/30/2015 2,077 601 1,871 4,549 4,693 411 115 365 891 892 6/30/2015 2,484 606 1,891 4,981 4,939 423 132 346 901 882 3/31/2015 2,468 657 1,894 5,019 4,850 344 127 340 811 830 12/31/2014 2,258 664 1,868 4,790 4,842 365 128 337 830 831 12/31/2013 2,557 693 1,718 4,968 5,046 335 112 296 743 756 12/31/2012 2,429 662 1,600 4,691 4,850 298 108 269 675 687 12/31/2011 2,461 600 1,587 4,648 4,702 12/31/2010 2,199 668 1,486 4,353 4,391 12/31/2009 2,564 662 1,513 4,739 4,742 12/31/2008 2,489 651 1,324 4,464 4,417 12/31/2007 2,198 554 1,231 3,983 4,034 (1) Defined as the number of agents that have sold at least one policy in the period (2) Defined as active PMA appointed agents with $1,000 or more of New Annualized Premium in the prior 12 months (3) Agent counts at the end of each month used to calculate the average for the quarter Bankers Life (1) Washington National (2)

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 21 3Q16 Holding Company Liquidity ($ millions) 3Q16 YTD Cash and Investments Balance - Beginning $375.7 $382.2 Sources Net Dividends from Insurance Subsidiaries (154.8) (24.2) Dividends from Non-insurance Subsidiaries 2.0 11.0 Interest/Earnings on Corporate Investments 21.4 31.4 Surplus Debenture Interest 12.2 36.4 Service and Investment Fees, Net 33.7 62.2 Other 3.0 6.3 Total Sources (82.5) 123.1 Uses Interest 0.6 22.4 Share Repurchases 61.0 206.7 * Common Stock Dividend 13.9 40.9 Holding Company Expenses and Other 14.5 40.2 Total Uses 90.0 310.2 Non-cash changes in investment balances (13.9) (5.8) Unrestricted Cash and Investments Balance - 9/30/2016 $189.3 $189.3 * Includes $3.7 million of purchases from 4Q 2015 that settled in 1Q 2016.

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 22 Non-Life $737 Non-Life $68 Non-Life $52 Life $98 Loss Carryforwards Valuation Allowance Impact of Settlement with the IRS1 ($ millions) Value of 3Q16 Loss Carryforwards $2343,4 Impacts v  Value of life NOLs will increase by $98 million  Net value of non-life NOLs will increase by $16 million ($68 million of NOLs offset by $52 million valuation allowance)  Additional Life NOLs expected to be fully utilized by end of year (will offset life income in 3Q16 and 4Q16 and the tax gain on the LTC recapture)  Settlement is expected to result in a 4Q16 gain of $120 million  Total estimated economic value of NOLs after the settlement of $520 million @ 10% discount rate 1 The impact of the settlement is expected to be realized in 4Q16 (the period in which the final settlement documentation is expected to be received). 2 Excludes $12 million related to state operating loss carryforwards. 3 Excludes $10 million related to state operating loss carryforwards. 4 Proforma total, including the impact of the settlement. $9052,4 Non-Life $182 Impact of settlement

3Q15 Significant Items

The table below summarizes the financial impact of significant items on our 3Q15 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended September 30, 2015		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 79.8	$ -	$ 79.8
Washington National	30.6	-	30.6
Colonial Penn	0.6	-	0.6
Adjusted EBIT from business segments	111.0	-	111.0
Corporate Operations, excluding corporate interest expense	(11.9)	7.5 (1)	(4.4)
Adjusted EBIT	99.1	7.5	106.6
Corporate interest expense	(11.3)	-	(11.3)
Operating earnings before tax	87.8	7.5	95.3
Tax expense on operating income	31.0	-	31.0
Net operating income *	$ 56.8	$ 7.5	$ 64.3
Net operating income per diluted share*	$ 0.30	$ 0.03	$ 0.33

(1) Pre-tax earnings in the Corporate segment included the impact of current market conditions on the value of investments backing our Company-owned life insurance ("COLI") utilized as a vehicle to fund Bankers Life's agent deferred compensation plan. It should be noted that changes in the value of COLI investments are not subject to income tax.

* A non-GAAP measure. See pages 28 and 30 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 23

4Q15 Significant Items

The table below summarizes the financial impact of significant items on our 4Q15 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended December 31, 2015		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 121.2	$ (32.1) (1)	$ 89.1
Washington National	32.3	(1.0) (2)	31.3
Colonial Penn	6.7	-	6.7
Adjusted EBIT from business segments	160.2	(33.1)	127.1
Corporate Operations, excluding corporate interest expense	(0.7)	(4.2) (3)	(4.9)
Adjusted EBIT	159.5	(37.3)	122.2
Corporate interest expense	(11.3)	-	(11.3)
Operating earnings before tax	148.2	(37.3)	110.9
Tax expense on operating income	51.2	(11.6)	39.6
Net operating income *	$ 97.0	$ (25.7)	$ 71.3
Net operating income per diluted share*	$ 0.52	$ (0.14)	$ 0.38

(1) Pre-tax earnings in the Bankers Life segment included: (i) $25.8 million of favorable impacts from our comprehensive annual actuarial review including the net impact from model enhancements and changes in assumptions related to mortality, long-term interest rates and the spread earned on fixed index annuities; and (ii) the $6.3 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases.

(2) Pre-tax earnings in the Washington National segment included $1.0 million of favorable impacts from our comprehensive annual actuarial review.

(3) Pre-tax earnings in the Corporate segment included a $4.2 million positive impact of current market conditions on the value of investments backing our Company-owned life insurance ("COLI") used as a vehicle to fund Bankers Life's agent deferred compensation plan.

* A non-GAAP measure. See pages 28 and 30 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016

24

1Q16 Significant Items

The table below summarizes the financial impact of significant items on our 1Q16 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended March 31, 2016			
	Actual results	Significant items		Excluding significant items
Net Operating Income:				
Bankers Life	$ 77.6	$ (7.7)	(1)	$ 69.9
Washington National	26.3	-		26.3
Colonial Penn	(6.8)	-		(6.8)
Adjusted EBIT from business segments	97.1	(7.7)		89.4
Corporate Operations, excluding corporate interest expense	(8.1)	3.0	(2)	(5.1)
Adjusted EBIT	89.0	(4.7)		84.3
Corporate interest expense	(11.4)	-		(11.4)
Operating earnings before tax	77.6	(4.7)		72.9
Tax expense on operating income	28.0	(1.7)		26.3
Net operating income *	$ 49.6	$ (3.0)		$ 46.6
Net operating income per diluted share*	$ 0.27	$ (0.01)		$ 0.26

(1) Pre-tax earnings in the Bankers Life segment included the $7.7 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases.

(2) Pre-tax earnings in the Corporate segment included $3.0 million of accelerated stock compensation expense releated to retirement eligible employees.

* A non-GAAP measure. See pages 28 and 30 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016

25

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 26 The table below summarizes the financial impact of significant items on our 2Q16 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions). 2Q16 Significant Items * A non-GAAP measure. See pages 28 and 30 for a reconciliation to the corresponding GAAP measure. Net Operating Income: Bankers Life $ 93.3 $ (4.5) (1) $ 88.8 Washington National Colonial Penn Adjusted EBIT from business segments Corporate Operations, excluding corporate interest expense Adjusted EBIT Corporate interest expense Operating earnings before tax Tax expense on operating income Net operating income * $ 63.7 $ (2.9) $ 60.8 Net operating income per diluted share* $ 0.35 $ (0.01) $ 0.34 (1) Pre-tax earnings in the Bankers Life segment included the $4.5 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases. 99.4 (4.5) 94.9 35.7 (1.6) (7.0) - (7.0) 34.1 110.8 (4.5) 106.3 (11.4) - (11.4) 3.0 - 3.0 117.8 (4.5) 113.3 21.5 - 21.5 Three months ended June 30, 2016 Actual results Significant items Excluding significant items

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 27 The table below summarizes the financial impact of significant items on our 3Q16 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions). 3Q16 Significant Items * A non-GAAP measure. See pages 28 and 30 for a reconciliation to the corresponding GAAP measure. Net Operating Income: Bankers Life $ 88.1 $ (5.2) (1) $ 82.9 Washington National Colonial Penn Adjusted EBIT from business segments Corporate Operations, excluding corporate interest expense Adjusted EBIT Corporate interest expense Operating earnings before tax Tax expense on operating income Net operating income * $ 64.3 $ (3.4) $ 60.9 Net operating income per diluted share* $ 0.37 $ (0.02) $ 0.35 (1) Pre-tax earnings in the Bankers Life segment included the $5.2 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases. 98.3 (5.2) 93.1 34.0 (1.8) (4.4) - (4.4) 32.2 109.8 (5.2) 104.6 (11.5) - (11.5) 0.9 - 0.9 114.2 (5.2) 109.0 25.2 - 25.2 Three months ended September 30, 2016 Actual results Significant items Excluding significant items

Quarterly Earnings

($ millions)

	3Q15	4Q15	1Q16	2Q16	3Q16
Bankers Life	$ 79.8	$ 121.2	$ 77.6	$ 93.3	$ 88.1
Washington National	30.6	32.3	26.3	21.5	25.2
Colonial Penn	0.6	6.7	(6.8)	3.0	0.9
Adjusted EBIT from business segments	111.0	160.2	97.1	117.8	114.2
Corporate operations, excluding interest expense	(11.9)	(0.7)	(8.1)	(7.0)	(4.4)
Adjusted EBIT*	99.1	159.5	89.0	110.8	109.8
Corporate interest expense	(11.3)	(11.3)	(11.4)	(11.4)	(11.5)
Operating earnings before taxes	87.8	148.2	77.6	99.4	98.3
Tax expense on period income	31.0	51.2	28.0	35.7	34.0
Net operating income	56.8	97.0	49.6	63.7	64.3
Net realized investment gains (losses), net of related amortization	(19.0)	(15.8)	(1.0)	12.0	11.4
Fair value changes in embedded derivative liabilities, net of related amortization	(15.7)	14.6	(29.5)	(16.5)	9.4
Fair value changes and amendment related to the agent deferred compensation plan	-	15.1	(6.0)	(12.3)	6.3
Loss on reinsurance transaction	-	-	-	-	(75.4)
Other	(0.7)	(1.8)	(0.6)	0.1	(0.7)
Non-operating income (loss) before taxes	(35.4)	12.1	(37.1)	(16.7)	(49.0)
Income tax expense (benefit):					
On non-operating income (loss)	(12.4)	4.3	(13.0)	(5.9)	(17.1)
Valuation allowance for deferred tax assets and other tax items	-	(32.5)	(20.0)	(7.0)	13.8
Net non-operating income (loss)	(23.0)	40.3	(4.1)	(3.8)	(45.7)
Net income	$ 33.8	$ 137.3	$ 45.5	$ 59.9	$ 18.6

*Management believes that an analysis of earnings before net realized investment gains (losses), fair value changes in embedded derivative liabilities, fair value changes and amendment related to the agent deferred compensation plan, loss on reinsurance transaction, other non-operating items, corporate interest expense and taxes ("Adjusted EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) net realized investment gains (losses); (2) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company's underlying fundamentals; (3) fair value changes and amendment related to the agent deferred compensation plan; (4) loss on reinsurance transaction; (5) charges in the valuation allowance for deferred tax assets and other tax items; and (6) other non-operating items consisting primarily of equity in earnings of certain non-strategic investments and earnings attributable to variable interest entities. The table above provides a reconciliation of Adjusted EBIT to net income.

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 28

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 29 The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes and amendment related to the agent deferred compensation plan, loss on reinsurance transaction, changes in the valuation allowance for deferred tax assets and other tax items and other non-operating items consisting primarily of equity in earnings of certain non-strategic investments and earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. Information Related to Certain Non-GAAP Financial Measures

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of net income applicable to common stock to net operating income (and related per-share amounts) is as follows (dollars in millions, except per-share amounts):

	3Q15	4Q15	1Q16	2Q16	3Q16
Net income applicable to common stock	$ 33.8	$ 137.3	$ 45.5	$ 59.9	$ 18.6
Non-operating items:					
Net realized investment (gains) losses, net of related amortization	19.0	15.8	1.0	(12.0)	(11.4)
Fair value changes in embedded derivative liabilities, net of related amortization	15.7	(14.6)	29.5	16.5	(9.4)
Fair value changes and amendment related to the agent deferred compensation plan	-	(15.1)	6.0	12.3	(6.3)
Loss on reinsurance transaction	-	-	-	-	75.4
Other	0.7	1.8	0.6	(0.1)	0.7
Non-operating income (loss) before taxes	35.4	(12.1)	37.1	16.7	49.0
Income tax (expense) benefit:					
On non-operating (income) loss	12.4	(4.3)	13.0	5.9	17.1
Valuation allowance for deferred tax assets and other tax items	-	32.5	20.0	7.0	(13.8)
Net non-operating (income) loss	23.0	(40.3)	4.1	3.8	45.7
Net operating income (a non-GAAP financial measure)	$ 56.8	$ 97.0	$ 49.6	$ 63.7	$ 64.3
Per diluted share:					
Net income	$ 0.18	$ 0.73	$ 0.25	$ 0.33	$ 0.11
Net realized investment (gains) losses (net of related amortization and taxes)	0.07	0.05	-	(0.04)	(0.04)
Fair value changes in embedded derivative liabilities (net of related amortization and taxes)	0.05	(0.05)	0.11	0.06	(0.04)
Fair value changes and amendment related to the agent deferred compensation plan (net of taxes)	-	(0.05)	0.02	0.04	(0.02)
Valuation allowance for deferred tax assets and other tax items	-	(0.17)	(0.11)	(0.04)	0.08
Loss on reinsurance transaction (net of taxes)	-	-	-	-	0.28
Other	-	0.01	-	-	-
Net operating income (a non-GAAP financial measure)	$ 0.30	$ 0.52	$ 0.27	$ 0.35	$ 0.37

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 30

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 31 3Q15 4Q15 1Q16 2Q16 3Q16 Operating income 56.8$ 97.0$ 49.6$ 63.7$ 64.3$ Weighted average shares outstanding for basic earnings per share 190,259 185,608 180,350 178,323 174,247 Effect of dilutive securities on weighted average shares: Stock options, restricted stock and performance units 2,106 2,342 1,778 1,944 1,476 Weighted average shares outstanding for diluted earnings per share 192,365 187,951 182,128 180,267 175,723 Operating earnings per diluted share 0.30$ 0.52$ 0.27$ 0.35$ 0.37$ A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows (dollars in millions, except per-share amounts, and shares in thousands): Information Related to Certain Non-GAAP Financial Measures

Information Related to Certain Non-GAAP Financial Measures

Book value per diluted share

Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except per share amounts):

	3Q15	4Q15	1Q16	2Q16	3Q16
Total shareholders' equity	$ 4,171.0	$ 4,138.5	$ 4,226.6	$ 4,456.2	$ 4,493.8
Shares outstanding for the period	186,741,760	184,028,511	179,098,447	176,240,559	173,543,965
Book value per share	$ 22.34	$ 22.49	$ 23.60	$ 25.28	$ 25.89
Total shareholders' equity	$ 4,171.0	$ 4,138.5	$ 4,226.6	$ 4,456.2	$ 4,493.8
Less accumulated other comprehensive income	(510.4)	(402.8)	(540.5)	(777.8)	(855.5)
Adjusted shareholders' equity excluding AOCI	$ 3,660.6	$ 3,735.7	$ 3,686.1	$ 3,678.4	$ 3,638.3
Shares outstanding for the period	186,741,760	184,028,511	179,098,447	176,240,559	173,543,965
Dilutive common stock equivalents related to:					
Stock options, restricted stock and performance units	2,176,988	2,311,877	1,803,822	1,744,508	1,349,207
Diluted shares outstanding	188,918,748	186,340,388	180,902,269	177,985,067	174,893,172
Book value per diluted share (a non-GAAP financial measure)	$ 19.38	$ 20.05	$ 20.38	$ 20.67	$ 20.80

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Information Related to Certain Non-GAAP Financial Measures

Interest-adjusted benefit ratios

The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less imputed interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by the imputed interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the effects of such interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance. The interest-adjusted benefit ratio excluding the impact of rate increases eliminates the release of reserves due to the impact of policyholder actions following rate increases.

	3Q15	4Q15	1Q16	2Q16	3Q16
Bankers Life					
Long-term care benefit ratios					
Earned premium	$ 119.0	$ 118.6	$ 118.5	$ 118.3	$ 116.6
Benefit ratio before imputed interest income on reserves	141.1%	137.1%	132.9%	134.7%	137.7%
Interest-adjusted benefit ratio	83.8%	79.6%	75.3%	77.9%	77.7%
Interest-adjusted benefit ratio, exluding the impact of reserve releases due to rate increases	83.8%	85.5%	82.4%	82.1%	82.6%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 19.3	$ 24.2	$ 29.3	$ 26.2	$ 26.0
Adjusted underwriting margin (excluding the impact of reserve releases due to rate increases)	19.3	17.2	20.9	21.1	20.3
Washington National					
Supplemental health benefit ratios					
Earned premium	$ 136.6	$ 138.0	$ 139.2	$ 140.9	$ 141.5
Benefit ratio before imputed interest income on reserves	81.7%	81.8%	81.2%	85.7%	84.0%
Interest-adjusted benefit ratio	57.4%	57.5%	57.7%	61.6%	59.8%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 58.2	$ 58.6	$ 58.9	$ 54.0	$ 57.0

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CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 34 Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of net income applicable to common stock before the net loss on sales of CLIC and loss on reinsurance transaction, net realized investment gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes and amendment related to the agent deferred compensation plan, changes in the valuation allowance for deferred tax assets and other tax items, loss on extinguishment of debt and other non-operating items consisting primarily of equity in earnings of certain non-strategic investments and earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation.

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 35 Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non- GAAP financial measure); and (iii) return on equity are as follows (dollars in millions): 3Q15 4Q15 1Q16 2Q16 3Q16 Operating income 246.8$ 274.7$ 264.2$ 267.1$ 274.6$ Operating income, excluding significant items 260.7$ 262.3$ 248.8$ 243.0$ 239.6$ Net Income 217.3$ 270.7$ 263.4$ 276.5$ 261.3$ Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,009.4$ 2,992.3$ 2,981.7$ 2,977.9$ 2,991.1$ Average common shareholders' equity 4,563.1$ 4,425.5$ 4,290.9$ 4,236.6$ 4,288.4$ Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryfo wards (a non-GAAP financial measure) 8.2% 9.2% 8.9% 9.0% 9.2% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 8.7% 8.8% 8.3% 8.2% 8.0% Return on equity 4.8% 6.1% 6.1% 6.5% 6.1% Trailing Twelve Months Ended (Continued on next page)

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 36 Information Related to Certain Non-GAAP Financial Measures The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (dollars in millions): Operating Operating earnings, earnings, excluding Net excluding significant income - Operating Significant significant items - trailing Net trailing earnings items (a) items four quarters income four quarters 4Q14 69.1$ 0.6$ 69.7$ 272.3$ 83.9$ 51.4$ 1Q15 60.1 - 60.1 270.6 52.8 332.2 2Q15 60.8 5.8 66.6 265.9 46.8 300.9 3Q15 56.8 7.5 64.3 260.7 33.8 217.3 4Q15 97.0 (25.7) 71.3 262.3 137.3 270.7 1Q16 49.6 (3.0) 46.6 248.8 45.5 263.4 2Q16 63.7 (2.9) 60.8 243.0 59.9 276.5 3Q16 64.3 (3.4) 60.9 239.6 18.6 261.3 (a) - The significant items have been discussed in prior press releases. (Continued on next page)

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 37 Information Related to Certain Non-GAAP Financial Measures A reconciliation of pretax operating earnings (a non-GAAP financial measure) to net income is as follows (dollars in millions): 3Q15 4Q15 1Q16 2Q16 3Q16 Pretax operating earnings (a non-GAAP financial measure) 381.5$ 422.8$ 407.4$ 413.0$ 423.5$ Income tax (expense) benefit (134.7) (148.1) (143.2) (145.9) (148.9) Operating return 246.8 274.7 264.2 267.1 274.6 Non-operating items: Net loss on sale of CLIC and loss on reinsurance transaction 2.9 - - - - Gains (losses), net of related amortization (23.8) (36.1) (46.2) (23.8) 6.6 Fair value changes in embedded derivative liabilities, net of related amortization (20.2) 11.9 (4.9) (47.1) (22.0) Fair value changes and amendment related to the agent deferred compensation plan (15.0) 15.1 9.1 (3.2) 3.1 Loss on reinsurance transaction - - - - (75.4) Loss on extinguishment of debt (32.8) (32.8) (32.8) - - Other (9.3) (13.2) (6.7) (3.0) (3.0) Non-operating income (loss) before taxes (98.2) (55.1) (81.5) (77.1) (90.7) Income tax expense (benefit): On non-operating income (loss) (34.6) (18.6) (28.2) (27.0) (31.7) Valuation allowance for deferred tax assets and other tax items (34.1) (32.5) (52.5) (59.5) (45.7) Net non-operating income (loss) (29.5) (4.0) (0.8) 9.4 (13.3) Net income 217.3$ 270.7$ 263.4$ 276.5$ 261.3$ Twelve Months Ended (Continued on next page)

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders' equity, is as follows (dollars in millions):

	1Q14	2Q14	3Q14	4Q14
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 2,996.0	$ 3,032.6	$ 3,028.0	$ 3,045.3
Net operating loss carryforwards	948.0	885.6	834.7	817.6
Accumulated other comprehensive income	766.2	926.1	859.3	825.3
Common shareholders' equity	$ 4,710.2	$ 4,844.3	$ 4,722.0	$ 4,688.2

	1Q15	2Q15	3Q15	4Q15
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 3,026.1	$ 2,989.7	$ 2,924.9	$ 3,011.6
Net operating loss carryforwards	793.3	769.5	735.7	724.1
Accumulated other comprehensive income	934.2	605.0	510.4	402.8
Common shareholders' equity	$ 4,753.6	$ 4,364.2	$ 4,171.0	$ 4,138.5

	1Q16	2Q16	3Q16
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 2,975.3	$ 3,010.1	$ 3,010.1
Net operating loss carryforwards	710.8	668.3	628.2
Accumulated other comprehensive income	540.5	777.8	855.5
Common shareholders' equity	$ 4,226.6	$ 4,456.2	$ 4,493.8

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CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 39 Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): 3Q15 4Q15 1Q16 2Q16 3Q16 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,009.4$ 2,992.3$ 2,981.7$ 2,977.9$ 2,991.1$ Net operating loss carryforwards 791.4 767.3 745.3 722.4 696.3 Accumulated other comprehensive income 762.3 665.9 563.9 536.3 601.0 Common shareholders' equity 4,563.1$ 4,425.5$ 4,290.9$ 4,236.6$ 4,288.4$ Trailing Four Quarter Average

CNO Financial Group | Third Quarter 2016 Earnings | November 2, 2016 40 Information Related to Certain Non-GAAP Financial Measures 3Q15 4Q15 1Q16 2Q16 3Q16 Corporate notes payable 909.8$ 911.1$ 911.5$ 912.0$ 912.5$ Total shareholders' equity 4,171.0 4,138.5 4,226.6 4,456.2 4,493.8 Total capital 5,080.8$ 5,049.6$ 5,138.1$ 5,368.2$ 5,406.3$ orporat debt to capital 17.9% 18.0% 17.7% 17.0% 16.9% Corporate notes payable 909.8$ 911.1$ 911.5$ 912.0$ 912.5$ Total shareholders' equity 4,171.0 4,138.5 4,226.6 4,456.2 4,493.8 Less accumulated other comprehensive income (510.4) (402.8) (540.5) (777.8) (855.5) Total capital 4,570.4$ 4,646.8$ 4,597.6$ 4,590.4$ 4,550.8$ Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure) 19.9% 19.6% 19.8% 19.9% 20.1% Debt to capital ratio, excluding accumulated other comprehensive income (loss) The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non- GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows ($ in millions):